Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment #1 of Cereplast, Inc. of our report dated March 31, 2010, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of Cereplast, Inc. for the year ended December 31, 2009.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

HJ Associates & Consultants, LLP
Salt Lake City, Utah
May 20, 2010